THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY A FEDERAL
AGENCY.


                                             CUSIP:
REGISTERED                                   REGISTERED
No. R-                                       $

               THE CHASE MANHATTAN CORPORATION
                     5.50% NOTE DUE 2001




     The Chase Manhattan Corporation, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to____________ or registered assigns, the principal sum of _________________ United States Dollars on February 15, 2001, and to pay interest on said principal sum semi-annually on February 15 and August 15 in each year, commencing on August 15, 1996, at the rate of 5.50% per annum, from February 12, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if the date hereof is an Interest Payment Date to which interest has been paid or duly provided for, then from the date hereof, until payment of said principal sum has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this 5.50% Note Due 2001 (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the February 1 or August 1, as the case may be, immediately preceding such Interest Payment Date ("Regular Record Date"). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice whereof shall be given to Holders of Notes (as defined below) not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest payable at maturity will be payable to the Person to whom principal is payable. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for such purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the Person entitled thereto.

     This Note is one of a duly authorized series of Securities (as defined below) of the Company designated as the 5.50% Notes Due 2001 (herein called the "Notes") limited in aggregate principal amount to $200,000,000, issued and to be issued under an Indenture, dated as of July 1, 1986, as supplemented by a First Supplemental Indenture, dated as of November 1, 1990, and a Second Supplemental Indenture, dated as of May 1, 1991 (collectively, herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Indenture provides for the issuance of senior debt securities (the "Securities") of the Company in one or more series.

     The Notes are not redeemable prior to maturity.

     If an Event of Default (as defined in the Indenture) shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Securities of each series to be affected at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive, with respect to the Securities of such series, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rates, and in the coin or currency, herein prescribed.

     As provided in the Indenture, and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of any authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations and of like tenor, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Unless otherwise defined in this Note, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note shall be construed in accordance with and governed by the laws of the State of New York.

     Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee or its authenticating agent under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, under its corporate seal.

                         THE CHASE MANHATTAN
                         CORPORATION


                         By: ____________________________
     Seal                     Name:
                              Title:

                         By: ____________________________
                              Name:
                              Title:

Dated:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Bankers Trust Company,   OR   Bankers Trust Company,
as Trustee                    as Trustee

                         By:  The Chase Manhattan Bank, N.A.
                                  as Authenticating Agent

By:  _____________________    By: _________________________
     Authorized Officer           Authorized Signatory

                    ABBREVIATIONS



     The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM--as tenants in common

     UNIF GIFT MIN ACT-- ...........Custodian ..............
                              (Custodian)          (Minor)

          Under Uniform Gifts to Minors Act

          .................................

                    (State)

     TEN ENT--as tenants by the entireties
     JT TEN-- as joint tenants with right of survivorship not as tenants in common

Additional abbreviations may also be used though not in the above list.

     __________________________


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
     Identifying Number of Assignee:

___________________________________

____________________________________________________________

     PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
     INCLUDING ZIP CODE OF ASSIGNEE:


____________________________________________________________

____________________________________________________________

____________________________________________________________

the within Note and all rights thereunder, hereby
irrevocably constituting and appointing
_______________________________________________________
attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated: ______________________ __________________________
                              Signature Guaranteed:


                              __________________________


                              __________________________
NOTICE:  The signature to this
assignment must correspond
with the name as written upon
the within instrument in every
particular, without alteration
or enlargement, or any change
whatever.




LGL1\65675-1